UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2005

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

LookSmart’s board of directors appointed Timothy J. Wright as a member of the board on August 25, 2005. Mr. Wright’s initial term as a director will be until the earlier of his resignation, termination, or the annual shareholder meeting in 2008. Mr. Wright’s appointment fills the vacancy on the board of directors created by the expiration of the terms of Evan Thornley and Tracy Ellery on June 15, 2005. The Board also reduced the authorized number of the Company’s directors from eight to seven on June 15, 2005. Mr. Wright’s appointment brings the total number of directors of the Company to seven.

Mr. Wright has served as Chief Executive of the EMEA and Asia-Pacific operations of Geac Computer Corporation Limited and as its Chief Technology Officer since May 2004. He served as Geac’s Senior Vice President, Chief Technology Officer and Chief Information Officer since January 2003. Prior to joining Geac, Mr. Wright served for just over three years as Senior Vice President, Chief Technology Officer and Chief Information Officer at Terra Lycos, a provider of Internet access and content to users worldwide. Prior to working at Terra Lycos, Mr. Wright spent seven years at The Learning Company, a provider of consumer educational and home productivity software, until it was acquired by Mattel, Inc. in 1999.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd. (Registrant)

August 26, 2005	/s/ William B. Lonergan
Date	William B. Lonergan, Chief Financial Officer